Exhibit 11
                                                    Page 1 of 2


                    Ford Motor Company and Subsidiaries

      COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
     IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
     ----------------------------------------------------------------


                                                                  Second Quarter 1994                   Second Quarter 1993
                                                            --------------------------------      ------------------------------
                                                                            Income                                 Income
                                                            Avg. Shares     Attributable          Avg. Shares      Attributable
                                                             of Common       to Common             of Common        to Common
                                                            and Class B   and Class B Stock       and Class B   and Class B Stock
                                                                          ------------------                    -----------------
                                                               Stock                   Per          Stock                    Per
                                                            Outstanding     Total     Share       Outstanding     Total     Share
                                                            -----------   ---------  -------      -----------   ---------  ------
                                                              (Mils.)       (Mils.)                 (Mils.)      (Mils.)
Preliminary Earnings Per Share Calculation                     1,005        $1,639     $1.63           982        $703       $0.72

 I. Primary Earnings Per Share
    --------------------------

 . Assuming exercise of options                                   45                                    48
 . Assuming purchase of shares with proceeds of options          (26)                                  (28)
 . Assuming issuance of shares contingently issuable               2                                     2
 . Uncommitted ESOP shares                                        (6)                                    -
                                                               -----                                 -----
     Net Common Stock Equivalents                                 15                                    22
                                                               -----                                 -----

 Primary Earnings Per Share Calculation                        1,020        $1,639     $1.61a/       1,004        $703       $0.70a/

 II. Fully Diluted Earnings Per Share
    --------------------------------

 Primary Earnings Per Share Calculation                        1,020        $1,639     $1.61         1,004        $703       $0.70

 . Assuming conversion of convertible preferred stock            150            48b/                   150          48b/
 . Reduction in shares assumed to be purchased
    with option proceeds c/                                       (1)                                    0
                                                               -----        ------                   -----        -----


 Fully Diluted Earnings Per Share Calculation                  1,169        $1,687     $1.44         1,154        $751       $0.65
                                                               =====        ======     =====         =====        ====       =====



- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

Share data have been restated to reflect the 2-for-1 stock split that became effective June 6, 1994.

                                                            Exhibit 11
                                                            Page 2 of 2


                     Ford Motor Company and Subsidiaries

        COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
      IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
      ----------------------------------------------------------------



                                                                       First Half 1994                       First Half 1993
                                                               -------------------------------       -------------------------------

                                                                                  Income                                 Income
                                                               Avg. Shares     Attributable          Avg. Shares      Attributable
                                                                of Common       to Common             of Common        to Common
                                                               and Class B   and Class B Stock       and Class B   and Class B Stock
                                                                             ------------------                    -----------------
                                                                  Stock                   Per          Stock                    Per
                                                               Outstanding     Total     Share       Outstanding     Total     Share
                                                               -----------    -------   -------      -----------    -------   ------
                                                                 (Mils.)      (Mils.)                  (Mils.)      (Mils.)
Preliminary Earnings Per Share Calculation                        1,002        $2,471     $2.47           982        $1,203  $1.23

 I. Primary Earnings Per Share
     -------------------------

    . Assuming exercise of options                                   45                                    42
    . Assuming purchase of shares with proceeds of options          (25)                                  (26)
    . Assuming issuance of shares contingently issuable               2                                     2
    . Uncommitted ESOP shares                                        (6)                                    -
                                                                  -----                                 -----
        Net Common Stock Equivalents                                 16                                    18
                                                                  -----                                 -----

    Primary Earnings Per Share Calculation                        1,018        $2,471     $2.43a/       1,000        $1,203  $1.20a/
                                                                  =====        ======     =====         =====        ======  =====


II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation                        1,018        $2,471     $2.43         1,000        $1,203   $1.20

    . Assuming conversion of convertible preferred stock            150            97b/                   150            97b/
    . Reduction in shares assumed to be purchased
       with option proceedsc/                                         0                                     0
                                                                  -----        ------                   -----        ------

    Fully Diluted Earnings Per Share Calculation                  1,168        $2,568     $2.20         1,150        $1,300   $1.13
                                                                  =====        ======     =====         =====        ======   =====



- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

Share data have been restated to reflect the 2-for-1 stock split that became effective June 6, 1994.
